Exhibit 23.1
CONSENT OF COUNSEL
We hereby consent to the use in this Pre-effective Amendment No. 3 to the Registration Statement, of our opinion dated October 2, 2007, and to the reference to our Firm in the “Legal Matters” section of the Prospectus.
/s/ MORRIS JAMES LLP
October 2, 2007